Exhibit 99.1

Contact:  Steve Pickman at 913-367-1480

For Immediate Release

MGP Ingredients, Inc. Schedules Fiscal 2005 Fourth Quarter

Financial Release Date, Conference Call

ATCHISON, Kan., August 3, 2005 – MGP Ingredients, Inc. (Nasdaq/MGPI) will report its fiscal 2005 fourth quarter financial results prior to the market’s opening on Tuesday, August 16, to be followed by an investor conference call that day at 10 a.m. central time.

Participating in the conference call will be Ladd Seaberg, President and Chief Executive Officer; Brian Cahill, Vice President of Finance and Chief Financial Officer; Mike Trautschold, Executive Vice President of Marketing and Sales, and Steve Pickman, Vice President of Corporate Communications.  They will review the company’s fourth quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (800) 322-0079 by 9:50 a.m. central time on August 16, or access it on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., and Kansas City, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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